Exhibit 99.1

May 17, 2024
The AZEK Company Receives NYSE Notice Regarding Filing of Form 10-Q for the Fiscal Quarter Ended March 31, 2024
Chicago, Ill. (BUSINESS WIRE) – The AZEK Company Inc. (NYSE: AZEK) (“AZEK” or the “Company”), today announced that, as expected, on May 16, 2024 it received a notice (the “NYSE Notice”) from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”) prior to May 15, 2024, the end of the extension period provided by Rule 12b-25 under the Securities Exchange Act of 1934. The Company currently expects to file the Form 10-Q within the next 30 days.
The NYSE Notice has no immediate effect on the listing of the Company’s common stock on the NYSE. The NYSE Notice informed the Company that, under NYSE rules, the Company has six months from May 15, 2024, to regain compliance with the NYSE listing standards by filing the Form 10-Q with the SEC. If the Company fails to file the Form 10-Q within the six-month period, the NYSE may grant, in its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The NYSE Notice also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.
As previously reported in the Company’s Notification of Late Filing on Form 12b-25, filed on May 8, 2024 (the “Form 12b-25”) with the SEC, the Company was unable to file the Form 10-Q within the prescribed period because it requires additional time to complete and file with the SEC restated consolidated financial statements for the fiscal years ended September 30, 2023, 2022 and 2021, and the interim periods within those fiscal years, and for the three months ended December 31, 2023 (collectively, the “Affected Periods”), and to complete and file with the SEC the Form 10-Q. Although the Company has dedicated significant resources to the completion of its restated consolidated financial statements for the Affected Periods and its interim consolidated financial statements and related disclosures for inclusion in the Form 10-Q, the Company was unable to file the Form 10-Q prior to May 15, 2024, the end of the extension period provided by the Rule 12b-25.
ABOUT THE AZEK® COMPANY
The AZEK Company Inc. (NYSE: AZEK) is the industry-leading designer and manufacturer of beautiful, low maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and railing, Versatex® and AZEK® Trim, and StruXure® pergolas. Consistently awarded and recognized as the market leader in innovation, quality, aesthetics and sustainability, our products are made from up to 85% recycled material and primarily replace wood on the outside of homes, providing a long-lasting, eco-friendly, and stylish solution to consumers. Leveraging the talents of its approximately 2,000 employees and the strength of relationships across its value chain, The AZEK Company is committed to accelerating the use of recycled material in the manufacturing of its innovative products, keeping hundreds of millions of pounds of waste and scrap out of landfills each year, and revolutionizing the industry to create a more sustainable future. The AZEK Company has recently been named one of America’s Climate Leaders by USA Today, a Top Workplace by the Chicago Tribune and U.S. News and

World Report, and a winner of the 2024 Real Leaders® Impact Awards. Headquartered in Chicago, Illinois, the company operates manufacturing and recycling facilities in Ohio, Pennsylvania, Idaho, Georgia, Nevada, New Jersey, Michigan and Minnesota.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of applicable securities laws. All statements other than statements of historical facts, including statements regarding future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "could," "would," "expect," "objective," "plan," "potential," "seek," "grow," "target," "if," or the negative of these terms and similar expressions. Such forward-looking statements may include, without limitation, statements with respect to the restatement of the Company’s financial statements and the timing of the completion of the restatement and the filing of the Form 10-Q. The Company bases its forward-looking statements on information available to it on the date of this press release and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as may otherwise be required by law. Actual future events could also differ materially due to numerous factors that involve substantial known and unknown risks and uncertainties including, among other things, risks relating to the final impact of the restatement on the Company’s consolidated financial statements; the risk that additional information will come to light that alters the scope or magnitude of the restatement; the risks and uncertainties set forth under “Risk Factors” and elsewhere in the Company’s reports on Form 10-K and Form 10-Q; and the other risks and uncertainties discussed in any subsequent reports that the Company files with the Securities and Exchange Commission from time to time. Although the Company has attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Given these uncertainties, investors are cautioned not to place undue reliance on forward-looking statements.

Investor Relations Contact:
Eric Robinson
312-809-1093
ir@azekco.com

Media Contact:
Amanda Cimaglia
312-809-1093
media@azekco.com

Source: The AZEK Company Inc.
2